United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	DHIL	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Diamond Hill Investment Group, Inc., today announced that Diamond Hill Capital Management, Inc. (“DHCM”), its independent active asset manager subsidiary, entered into an asset purchase agreement dated February 2, 2021 (the “Agreement”) with Brandywine Global Investment Management, LLC (“Brandywine”), a specialist investment manager of Franklin Resources, Inc., pursuant to which Brandywine will acquire the businesses of Diamond Hill’s two high yield-focused mutual funds—the Corporate Credit Fund and the High Yield Fund (the “Funds”).

In connection with the transaction, portfolio managers John McClain, CFA, and William Zox, CFA, and analyst Jack Parker, CFA, will join Brandywine Global’s global credit team.

Pursuant to the Agreement, DHCM will receive an initial cash payment at closing of up to $9,000,000 based upon the closing date net revenue of the Funds, and may receive two additional payments of up to $13,000,000 in the aggregate based on the net revenue of the Funds on the one-year anniversary of the closing date. There can be no assurance that all or any of these additional payment amounts will be received by DHCM.

The Agreement contains customary representations, warranties and covenants and is subject to customary closing conditions, including a minimum net revenue requirement as of the closing date and approval by the shareholders of the Funds. The sale is expected to close in the second quarter of 2021, subject to approval of each Fund’s shareholders.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Registrant dated February 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	February 3, 2021	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer